Exhibit 5.2

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178-0060

Tel. +1.212.309.6000

Fax: +1.212.309.6001

www.morganlewis.com

December 14, 2015

Ameren Illinois Company

6 Executive Drive

Collinsville, Illinois 62234

Ladies and Gentlemen:

Ameren Illinois Company, an Illinois corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (Registration No. 333-205139-02) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of an indeterminate amount of securities, which became effective on June 22, 2015. On December 14, 2015, the Company issued and sold $250,000,000 aggregate principal amount of its 4.15% Senior Secured Notes due 2046 (the “Notes”) under an indenture dated as of June 1, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (as amended and supplemented, the “Indenture”).

In connection with the issuance and sale of the Notes by the Company, we have reviewed originals (or copies certified or otherwise identified to our satisfaction) of (1) the Registration Statement; (2) a prospectus dated June 22, 2015 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated December 7, 2015 (the “Prospectus Supplement”) relating to the Notes, both such Base Prospectus and Prospectus Supplement filed pursuant to Rule 424 under the Securities Act; (3) the Company’s Restated Articles of Incorporation and Bylaws, as amended, each as in effect on the date hereof; (4) the Indenture; (5) a specimen of the Notes; and (6) corporate and other documents, records and papers and certificates of public officials. In addition, we have reviewed such other documents and materials as we have deemed necessary or appropriate for purposes of this opinion. In connection with such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the correctness of all statements of fact contained in such original documents. We have relied upon a certificate of the Trustee as to the authentication and delivery of the Notes under the Indenture.

On the basis of such review, we are of the opinion that the Notes are the valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

Almaty Astana Beijing Boston Brussels Chicago Dallas Dubai Frankfurt Hartford Houston London Los Angeles Miami Moscow New York

Orange County Paris Philadelphia Pittsburgh Princeton San Francisco Santa Monica Silicon Valley Singapore Tokyo Washington Wilmington

Ameren Illinois Company

December 14, 2015

This opinion is limited to the laws of the States of New York and Illinois and the federal laws of the United States of America insofar as they bear on the matters covered hereby. As to all matters of Illinois law, we have relied, with your consent, upon an opinion letter dated as of the date hereof of Craig W. Stensland, Esq., Senior Corporate Counsel of Ameren Services Company, an affiliate of the Company. As to all matters of New York law, Mr. Stensland is authorized to rely upon this opinion as if it were addressed to him.

We hereby consent to the reference to us under the heading “Legal Matters” in each of the Base Prospectus and the Prospectus Supplement, to the references to us in the Registration Statement, including under the heading “Legal Matters” in the Base Prospectus, and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about December 14, 2015, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis Bockius LLP